UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.20	TROW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On June 12, 2019, the Board of Directors (the “Board”) of T. Rowe Price Group, Inc. (the “Company”) increased the number of directors from 9 to 11, and elected Ms. Dina Dublon and Mr. Robert J. Stevens as directors of the Company. Ms. Dublon was appointed to the Audit Committee and to the Executive Compensation and Management Development Committee. Mr. Stevens was appointed to the Nominating and Corporate Governance Committee and to the Executive Compensation and Management Development Committee.

The Board determined that each of Ms. Dublon and Mr. Stevens is an “independent director” in accordance with the NASDAQ Listed Company Rules, the rules and regulations of the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.

Ms. Dublon was the Executive Vice President and Chief Financial Officer of JPMorgan Chase & Co., from 1998 until her retirement in 2004. Ms. Dublon previously held numerous positions at JPMorgan Chase & Co. and its predecessor companies, including corporate treasurer, managing director of the financial institutions division and head of asset liability management.

Ms. Dublon has served as a director of PepsiCo, Inc. since 2005, where she serves as the Chair of the Public Policy and Sustainability Committee and a member of the Compensation Committee. She previously served as chair of the Audit Committee. From 2002 to 2017 she served as a director of Accenture PLC, from 2013 to 2018 as a director of Deutsche Bank AG, from 2005 to 2014 as a director of Microsoft Corporation, and from 1999 to 2002 as a director of Hartford Financial Services Group, Inc. Ms. Dublon also has served on the board of Columbia University's Mailman School of Public Health since 2018 and previously served on the faculty of Harvard Business School and on the boards of several non-profit organizations, including the Women’s Refugee Commission and Global Fund for Women.

Ms. Dublon received her B.A. from the Hebrew University of Jerusalem and her M.S. from Carnegie Mellon University.

Mr. Stevens is the former Chairman, President and Chief Executive Officer of Lockheed Martin Corporation. He was elected Chairman in April 2005 and served as Executive Chairman from January through December 2013. He also served as Lockheed Martin’s Chief Executive Officer from August 2004 through December 2012. Previously, he held a variety of increasingly responsible executive positions with Lockheed Martin, including President and Chief Operating Officer, Chief Financial Officer, and head of Strategic Planning.
From 2002 to 2018, Mr. Stevens was the lead independent director of Monsanto Corporation, where he also served as the Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee, and from 2015 to 2018 served as a director of United States Steel Corporation, where he was on the Corporate Governance and Public Policy Committee and the Compensation and Organization Committee. Mr. Stevens is a member of the board of directors of the Marine Corps Scholarship Foundation and the Atlantic Council, an emeritus director of the Congressional Medal of Honor Foundation, and is a member of the Council on Foreign Relations.
Mr. Stevens received his B.A. from Slippery Rock University of Pennsylvania, his M.S. in Industrial Engineering from the New York University Tandon School of Engineering and his M.S. in Business from Columbia University.

There are no arrangements or understandings between Ms. Dublon or Mr. Stevens and any other persons pursuant to which he or she was selected as a director. Additionally, neither Ms. Dublon nor Mr. Stevens has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated June 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ David Oestreicher
David Oestreicher
Vice President, Chief Legal Counsel and Corporate Secretary
Date: June 13, 2019